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                                   EXHIBIT 21

(All subsidiaries are included in the Consolidated Financial
Statements of The Stanley Works)


                                                           Jurisdiction of
                                                            Incorporation/
Corporate Name                                               Organization
--------------                                               ------------

The Stanley Works                                             Connecticut

      The Farmington River Power Company                      Connecticut

      Stanley Germany, Inc.                                   Delaware

      Stanley Foreign Sales Corporation                       Virgin Islands

      Jensen Tools, Inc.                                      Delaware

      Stanley-Bostitch Holding Corporation                    Delaware

      Stanley Logistics, Inc.                                 Delaware

      Stanley Fastening Systems, L.P.                         Delaware

      Stanley Receivables Corporation                         Delaware

      Stanley European Holdings, L.L.C.                       Delaware

               Stanley Europe B.V.B.A.                        Belgium

      Stanley Funding Corporation                             Delaware

      The Stanley Works C.V.                                  Netherlands

      Stanley Canada, Inc.                                    Ontario, Canada

      Stanley Tools (N.Z.) Ltd.                               New Zealand

      Ferramentas Stanley Ltda.                               Brazil

      Herramientas Stanley S.A. de C.V.                       Mexico

      Stanley-Bostitch, S.A. de C.V.                          Mexico


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                                                             Jurisdiction of
                                                              Incorporation/
Corporate Name                                                 Organization
--------------                                                 ------------

(The Stanley Works)

     Stanley Atlantic, Inc.                                      Delaware

        Stanley Israel Investments, Inc.                         Delaware

           Stanley Israel Investments B.V.                       Netherlands

              T.S.W.Israel Investments Ltd.                      Israel

                 ZAG Industries Ltd. (90%)                       Israel

        Stanley Works (Nederland) B.V.                           Netherlands

        Stanley Doors France, S.A.S.                             France

           Stanley Tools France, S.A.S.                          France

           Stanley France, S.A.S.                                France

           Societe De Fabrications
           Bostitch S.A. (Simax)                                 France

           Societe Civile Immobiliere WAT                        France

        Stanley Iberia S.A.                                      Spain

        Stanley Vaerktoj ApS                                     Denmark

        Stanley Svenska A.B.                                     Sweden

           Suomen Stanley OY                                     Finland

        Bostitch G.m.b.H.                                        Germany

           Friess G.m.b.H.                                       Germany

        Bostitch AG                                              Switzerland


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                                                           Jurisdiction of
                                                            Incorporation/
Corporate Name                                               Organization
--------------                                               ------------

(The Stanley Works)

       Stanley Italia S.r.l.                                     Italy

          FIDADUE S.r.l.                                         Italy

          Stanley Tools S.r.l.                                   Italy

       S.A. Stanley Works Belgium N.V.                           Belgium

          International Staple &
          Machine Co. N.V.                                       Belgium

       Stanley International Holdings, Inc.                      Delaware

          Stanley Pacific Inc.                                   Delaware

       Stanley U.K. Holding Limited                              U.K.

          ATRO Ltd.                                              U.K.

          The Stanley Works Ltd.                                 U.K.

    The Stanley Works Pty. Ltd.                                  Australia

    Stanley Works Asia Pacific Pte. Ltd.                         Singapore

    The Stanley Works (Hong Kong) Ltd.                           Hong Kong

    The Stanley Works Sales
    (Philippines), Inc.                                          Philippines

    The Stanley Works (Bermuda) Ltd.                             Bermuda

    The Stanley Works Japan K.K.                                 Japan

    Stanley Works (Thailand) Ltd.                                Thailand


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                                                               Page 4 of 4 Pages



                                                         Jurisdiction of
                                                          Incorporation/
Corporate Name                                             Organization
--------------                                             ------------

(The Stanley Works)

      Stanley Tools Poland Ltd.                               Poland

      TONA a.s. (LTD) (82.62%)                                Czech Republic

      P.T. Stanley Works Indonesia
      (in liquidation)                                        Indonesia

      Stanley Works Malaysia Sdn. Bhd.                        Malaysia

      Stanley Fastening Systems
      Poland Sp.zo.o.                                         Poland

      Stanley de Chihuahua,
      S. de R.L. de C.V.                                      Mexico

      Stanley Works China Investments Ltd.
      (80%)                                                   Virgin Islands

          Stanley (Zhongshan) Hardware
          Co. Ltd. (65%)                                      China

      Stanley Chiro International Ltd.                        Taiwan

      Beijing Daxing Stanley-Bostitch Metal
      Industries Company Limited (98%)                        China

      Stanley (Tianjin) International
      Trading Company, Ltd.                                   China